Exhibit 99.1

For Immediate Release:	Contact:	Kenneth D. Masiello Chief Accounting Officer (203) 629-2726 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.
Reports Second Quarter Results

•	AUM $1.6 billion

•	Quarter-end Book Value per share was $39.21 vs. $38.36 as of year-end 2018

•	G.research, LLC and Morgan Group Holding Co. Merger in Process

Rye, New York, August 7, 2019 – Associated Capital Group, Inc. (“AC” or the “Company”) reported its financial results for the quarter ended June 30, 2019.

Financial Highlights
($000s except per share data or as noted)
(Unaudited)	Second Quarter		First Half
	2019	2018	2019	2018

AUM - end of period (in millions)	$1,607	$1,633	$1,607	$1,633
Average AUM (in millions)	1,592	1,589	1,576	1,568
Revenues	4,821	4,796	9,473	9,499
Operating loss	(3,285)	(3,446)	(7,901)	(7,696)
Investment and other non-operating income/(expense), net	3,026	19,697	41,747	(5,159)
Income/(loss) before income taxes	(125)	16,251	30,720	(12,855)
Net income/(loss)	(932)	11,824	22,215	(10,405)
Net income/(loss) per share – diluted	$(0.04)	$0.51	$0.98	$(0.45)
Shares outstanding at June 30 (thousands)	22,533	22,991	22,533	22,991

Second Quarter Overview

Second quarter revenues of $4.8 million were unchanged from the prior year period.  Operating expenses were $8.0 million, $0.3 million lower than the year ago quarter.  The operating loss declined to $3.2 million from $3.5 million in last year’s second quarter.  Net investment and other non-operating income was $3.0 million, $16.7 million less than the $19.7 million reported in the second quarter of 2018.  AC recorded an income tax benefit of $300,000 in the second quarter of 2019 versus a tax expense of $3.4 million in comparable quarter of 2018.

The Company recorded a net loss for the second quarter of 2019 of $0.9 million, or $0.04 per share, compared to net income of $11.8 million, or $0.51 per share, in the prior year’s quarter.

Commitment to Community

Our firm has long understood that success is measured by not only generating returns for our clients, but also aligning their values with their investment portfolio. AC has been involved in the field of responsible investing since its inception, which has evolved into integrating environmental, social and governance (ESG) factors into clients’ portfolio analysis.

Over our first three years as a public company, AC made approximately $15 million of donations to 501(c)3 eligible organizations chosen by shareholders addressing a broad range of community and social needs.  More than 95 such organizations received support through 2019.

Financial Condition

As of June 30, 2019, AC’s book value was $884 million, or $39.21 per share, vs. a book value of $912 million, or $39.66 per share, as June 30, 2018.

At March 31, 2019, AC’s book value $889 million, or $39.38 per share compared to $866 million, or $38.36 per share, at December 31, 2018.

First Quarter Results of Operations

Assets Under Management (AUM)

Assets under management at June 30, 2019 were $1.6 billion, an increase of $16.0 million from March 31, 2019. This increase reflects $15.6 million of net appreciation plus $0.4 million of net capital inflows.

	June 30, 2019	March 31, 2019	December31, 2018	June 30, 2018
(in millions)
Event Merger Arbitrage	$1,422	$1,401	$1,342	$1,480
Event-Driven Value	127	127	118	87
Other	58	63	60	66
Total AUM	$1,607	$1,591	$1,520	$1,633

Revenues

Total operating revenues for the three months ended June 30, 2019 were unchanged from the prior year period at $4.8 million.

-	Investment advisory fees increased to $2.7 million, up $0.1 million from the prior year period.

-	Institutional research services revenue was $2.1 million, down $0.1 million from the prior year period.

Incentive fees are not recognized until the measurement period ends and the fee is crystalized, typically annually on December 31.  If the measurement period had ended on June 30, we would have recognized $3.2 million for the six months ended June 30, 2019, a $0.9 million increase over the unrealized incentive fees for the six months ended June 30, 2018.

Investment and other non-operating income/(expense), net

During the quarter, investment and other non-operating income/(expense), net resulted in a profit of $3.0 million compared to a profit of $19.7 million in the prior year quarter. Portfolio mark-to-market changes were a loss of $(0.2) million and a gain of $16.7 million in the 2019 and 2018 quarters, respectively.  This was driven by investment mark-to-market declines in portfolio values in the 2019 quarter, including $4.0 million of the decline attributable to the 3 million GAMCO shares held largely offset by increases in valuations of other securities.  Interest and dividend income increased to $3.2 million in the second quarter of 2019 from $2.8 million in the prior quarter.

Business and Investment Highlights

Alternative Investment Management

-	Event-Driven Asset Management

The alternative investment strategies focus on fundamental, active, event driven special situations and arbitrage.  It is led by merger arbitrage portfolios, the “Associates Funds” which returned an unleveraged +2.2% return net of fees (+3.26% gross) for the first half of 2019. This strategy benefits from corporate merger and acquisitions (“M&A”) activity which reached $2.0 trillion globally in the first half of 2019.  Healthcare, E&P and technology were the most active sectors for deals. Our arbitrage team expects dealmaking to remain vibrant as the drivers for M&A are unchanged. The strategy is offered domestically through partnerships and separately managed accounts.  Internationally, the strategy is offered through corporations and EU regulated UCITS structures.  The team continues to build new channel partnerships including managing the Gabelli Merger Plus Trust (“GMP”), an LSE-listed investment company.  While these initiatives serve to deepen and lengthen the franchise, they also broaden the client base globally.

-	Direct Investing Business

We launched our direct private equity and merchant banking activities. Our objective is to partner with management teams to identify and surface value through strategic direction, operational improvements and financial structuring.  In this effort, we seek to collaborate with the management of target companies, establish common goals, support the restructuring and growth process, and more importantly, add value by bringing in creative capital solutions and our accumulated and compounded knowledge in selected industries.

Our direct investment business is developing along three core pillars; Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor; the formation of Gabelli special purpose acquisition vehicles, the SPAC business (“SPAC”), with the initial vehicle launched and listed on the Italian Borsa in April 2018; and, the formation of Gabelli Principal Strategies Group, LLC. (“GPS”) to pursue strategic operating initiatives.  These businesses are organized to directly invest with a focus on leveraged buyouts and restructurings of small and mid-sized companies.   GPEP has the flexibility to form partnerships with former executives of global industrial conglomerates to create long-term value with no pre-determined exit timetable. The Gabelli SPAC business allows us to leverage our capital markets expertise through a direct investing vehicle.

Institutional Research Services

In May, our Board formed a special committee to negotiate a transaction between our institutional research services business, G.research and Morgan Group Holding Co., an affiliated entity. As a result of such potential combination, a portion of the institutional research business could trade separately from A.C.  The transaction remains subject to regulatory approvals and finalizing other conditions for closing.  We cannot assure that a transaction will be consummated.

G. research Institutional Services

Through G.research, we provide institutional research services and act as an underwriter. G.research is regulated by FINRA. G.research’s revenues are derived primarily from revenue generating institutional research services, underwriting fees and selling concessions.

During the past quarter, G.research, in coordination with Gabelli Funds, Co. hosted the 13th annual Omaha Research Symposium on May 3-4 and the 11th annual Entertainment & Broadcasting Conference on June 6, 2019.  On July 11, we co-hosted a conference on Rule 852(b)(6), the Dynamics and Implications for the Fund Industry.  Industry participants and members from the academic community covered a number of topics including “heartbeat trades” and innovations in the active ETF market.

The schedule of upcoming conferences for the balance of the year include:

-	the 25th Aerospace and Defense Conference in New York on September 5th

-	the 43rd Annual Gabelli Automotive Aftermarket Conference on November 4th – 6th

-	The Gabelli – Columbia Business School Healthcare Symposium on November 22nd.

In addition, G.research continues to sponsor non-deal roadshows providing corporate management access to our institutional clients.

For frequent, real-time updates from our research team on social media platforms, we invite you to visit GabelliTV, our jointly-operated online portal, at YouTube (www.youtube.com/GabelliTV) or Facebook (www.facebook.com/GabelliTV).

Shareholder Compensation

During the second quarter, AC repurchased approximately 43,000 Class A shares at an average cost of $38.23 per share for a total outlay of $1.6 million.

Since the spin-off from GBL we have returned approximately $104 million to shareholders through share repurchases and exchange offers representing approximately 3.0 million shares.  In addition to dividends of approximately $16 million.

At June 30, 2019, there were 3.5 million Class A shares and 19.0 million Class B shares outstanding.  Of these, GGCP, a private company, owns approximately 15.5 thousand and 18.4 million Class A and Class B shares, respectively.

About Associated Capital Group, Inc.

 The Company operates its investment management business via Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.), its 100% owned subsidiary. GCIA and its wholly-owned subsidiary, Gabelli & Partners, collectively serve as general partners or investment managers to investment funds including limited partnerships, offshore companies and separate accounts. The Company primarily manages assets in equity event-driven strategies, across a range of risk and event arbitrage portfolios and earns management and incentive fees from its advisory activities. GCIA is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended.

The Company operates its institutional research services business through G.research, LLC, an indirect wholly-owned subsidiary of the Company. G.research is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, that provides institutional research services and acts as an underwriter.

The Company also derives investment income/(loss) from proprietary trading of assets awaiting deployment in its operating businesses.

NOTES ON NON-GAAP FINANCIAL MEASURES

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The management fee is calculated based on the year to date income before management fee and income taxes.  For the quarter ending June 2018, the losses from the first quarter were not recaptured during the six month period and therefore, no management fee is recognized.

The reconciliation of operating loss to operating loss before management fee expense (non-GAAP) is provided below.

	Year-to-date
(In thousands)	2019	2018
Operating loss	$(11,027)	$(7,696)
Add: management fee expense	3,126	-
Operating loss before management fee	$(7,901)	$(7,696)

Table I

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	June 30, 2019	December 31, 2018	June 30, 2018

ASSETS

Cash and cash equivalents	$361,564	$409,564	$273,770
Investments	544,886	439,876	595,689
Investment in GAMCO stock (3,016,501, 3,016,501 and 3,726,250 shares, respectively)	57,826	50,949	99,714
Receivable from brokers	24,163	24,629	21,105
Other assets	10,838	4,568	4,298
Deferred tax assets	2,998	9,422
Other receivables	1,885	15,425	4,352
Total assets	$1,004,160	$954,433	$998,928

LIABILITIES AND EQUITY

Payable to brokers	$9,347	$5,511	$13,034
Income taxes payable	872	3,577	1,685
Compensation payable	9,457	11,388	4,829
Securities sold short, not yet purchased	46,010	9,574	13,332
Accrued expenses and other liabilities	4,618	8,335	2,805
Sub-total	70,304	38,385	35,685

Redeemable noncontrolling interests (a)	49,668	49,800	51,307

Equity	884,188	866,248	931,936
4% PIK Note due from GAMCO	-	-	(20,000)
Total equity	884,188	866,248	911,936

Total liabilities and equity	$1,004,160	$954,433	$998,928

(a)	Represents third-party capital balances in consolidated investment funds.

Table II

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Investment advisory and incentive fees	$2,713	$2,615	$5,446	$5,144
Institutional research services	2,076	2,172	3,989	4,324
Other revenues	32	9	38	31
Total revenues	4,821	4,796	9,473	9,499

Compensation costs	5,584	5,870	$11,480	$12,194
Stock-based compensation	284	-	699	72
Other operating expenses	2,238	2,372	5,195	4,929
Total expenses	8,106	8,242	17,374	17,195

Operating loss before management fee	(3,285)	(3,446)	(7,901)	(7,696)

Investment gain/(loss)	(234)	16,571	34,745	(10,959)
Interest and dividend income from GAMCO	60	345	121	935
Interest and dividend income, net	3,200	2,781	6,881	4,865
Investment and other non-operating income/(expense), net	3,026	19,697	41,747	(5,159)

Income/(loss) before management fee and income taxes	(259)	16,251	33,846	(12,855)
Management fee	(134)	-	3,126	-
Income/(loss) before income taxes	(125)	16,251	30,720	(12,855)
Income tax expense/(benefit)	(277)	3,388	5,914	(3,346)
Net income/(loss)	152	12,863	24,806	(9,509)
Net income attributable to noncontrolling interests	1,084	1,039	2,591	896
Net income/(loss) attributable to Associated Capital Group, Inc.	$(932)	$11,824	$22,215	$(10,405)

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic	$(0.04)	$0.51	$0.98	$(0.45)
Diluted	(0.04)	0.51	0.98	(0.45)

Weighted average shares outstanding:
Basic	22,552	23,080	22,568	23,293
Diluted	22,552	23,080	22,568	23,293

Actual shares outstanding - end of period	22,533	22,991	22,533	22,991

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.